As filed with the Securities and Exchange Commission on December 20, 2006
Registration Statement No. 333-34826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

Rockwell Automation, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1797617 (I.R.S. Employer Identification No.)
1201 South 2nd Street Milwaukee, Wisconsin (Address of Principal Executive Offices)	53204 (Zip Code)

______________________________

Rockwell International Corporation Deferred Compensation Plan
(Full title of the plan)
______________________________

DOUGLAS M. HAGERMAN, ESQ.
Senior Vice President, General Counsel and Secretary
Rockwell Automation, Inc.
1201 South 2nd Street
Milwaukee, Wisconsin 53204
(Name and address of agent for service)
______________________________

(414) 382-2000
(Telephone number, including area code, of agent for service)
______________________________

Copy to:
PETER R. KOLYER, ESQ.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100
______________________________

WITHDRAWAL OF SECURITIES FROM REGISTRATION

                 Rockwell Automation, Inc. by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-34826) withdraws from registration under the Securities Act of 1933, as amended, any Deferred Compensation Obligations (as defined in such Registration Statement) remaining unsold under the Rockwell International Corporation Deferred Compensation Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Rockwell Automation, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 20th day of December, 2006.

ROCKWELL AUTOMATION, INC.
By:	/s/ Douglas M. Hagerman

(Douglas M. Hagerman, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 20th day of December, 2006 by the following persons in the capacities indicated:

Signature	Title
KEITH D. NOSBUSCH*	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
BETTY C. ALEWINE*	Director
DON H. DAVIS, JR.*	Director
VERNE G. ISTOCK*	Director
BARRY C. JOHNSON*	Director
WILLIAM T. MCCORMICK, JR.*	Director
BRUCE M. ROCKWELL*	Director
DAVID B. SPEER*	Director
JOSEPH F. TOOT, JR.*	Director
KENNETH F. YONTZ*	Director
JAMES V. GELLY*	Senior Vice President and Chief Financial Officer (principal financial officer)
DAVID M. DORGAN*	Vice President and Controller (principal accounting officer)

*By:	/s/ Douglas M. Hagerman

(Douglas M. Hagerman, Attorney-in-fact)**

** By authority of the powers of attorney filed as Exhibit 24 hereto. 4

EXHIBIT INDEX

Exhibit Number	Page

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Rockwell Automation, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, is incorporated herein by reference.